UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2015

VISA, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33977	26-0267673
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

P.O. Box 8999 San Francisco, California	94128-8999
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 432-3200

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01     Other Events.

On November 2, 2015, Visa Inc. (the “Company”) announced its planned acquisition of Visa Europe Limited (“Visa Europe”), which is more fully described in the Company’s current report on Form 8-K dated November 2, 2015. We are filing herewith historical audited financial statements of Visa Europe and unaudited pro forma condensed consolidated financial information of the Company and Visa Europe. The acquisition of Visa Europe has not yet been consummated and there can be no assurance that the transaction will be consummated as contemplated. For further information relating to the acquisition, please see our current report on Form 8-K dated November 2, 2015.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits.

23.1	Consent of KPMG LLP, independent auditors

99.1	Financial statements of Visa Europe as of September 30, 2015 and 2014 and for each of the years in the three-year period ended September 30, 2015, together with the report of the independent auditor thereon

99.2	Unaudited pro forma condensed consolidated financial information of the Company and Visa Europe as of September 30, 2015 and for the fiscal year ended September 30, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISA INC.

Date: December 1, 2015	By:	/s/ Vasant M. Prabhu
		Name:	Vasant M. Prabhu
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
23.1	Consent of KPMG LLP, independent auditors

99.1	Financial statements of Visa Europe as of September 30, 2015 and 2014 and for each of the years in the three-year period ended September 30, 2015, together with the report of the independent auditor thereon

99.2	Unaudited pro forma condensed consolidated financial information of the Company and Visa Europe as of September 30, 2015 and for the fiscal year ended September 30, 2015